SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 8, 2004

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

      Mississippi                 0-13089                  64-0169065
-------------------------    --------------------     -----------------------------
     (State or other            (Commission File         (I.R.S. Employer
     jurisdiction of               Number)                 Identification Number)
     incorporation)

                           One Hancock Plaza, 2510 14th Street,
                               Gulfport, Mississippi                 39501
              ------------------------------------------------------------------
              (Address of principal executive offices)              (Zip code)

                                  (228) 868-4000
              ------------------------------------------------------------------
                        (Registrant's telephone number, including area code)

1

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

             (c)  Exhibits.

                      99.1   Press Release issued by Hancock Holding Company
                             dated April 8, 2004, headed "Hancock Holding
                             Company reports first quarter 2004 earnings - up 4
                             percent"

Item 12.  Results of Operation and Financial Condition.  On April 8, 2004,
Hancock Holding Company announced by press release its earnings for first quarter of 2004 were up 4 percent.  A copy of this press release is attached hereto as Exhibit 99.1.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2004
                                     HANCOCK HOLDING COMPANY
                                     (Registrant)

                                     By:   /s/ Paul D. Guichet
                                        --------------------------------
                                           Paul D. Guichet
                                           Vice President
                                           Investor Relations

3

                         Exhibit 99.1 to Hancock Holding Company Form 8-K

For Immediate Release                For More Information
---------------------                --------------------
April 8, 2004                        George A. Schloegel, Chief Executive Officer
                                     Carl J. Chaney, CFO, Hancock Holding Company
                                     Paul D. Guichet, V.P., Investor Relations
                                     800.522.6542 or 228.214.5242

-------------------------------------------------------------------------------------------------------------------

                    Hancock Holding Company reports first quarter 2004 earnings - up 4 percent

     GULFPORT,  MS (April 8, 2004) - Hancock  Holding  Company  (NASDAQ:  HBHC) today  announced  earnings  for the quarter  ended  March 31,  2004.  Net income for the first  quarter of 2004  totaled  $14.14  million,  compared to
$13.66  million  reported  for the first  quarter of 2003,  an  increase  of $.5  million,  or 4  percent.  Diluted earnings  per share for the first  quarter of 2004 were  $0.43,  compared  to $0.41 for the first  quarter of 2003, resulting in an increase of $0.02 per share, or 5 percent.

     Hancock's first quarter results were impacted by the following significant items:

     o   Hancock  completed  the  acquisition  of the  former  Guaranty  National  Bank of  Tallahassee  located in
         Tallahassee,  Florida  on March 12,  2004.  The  Office of the  Comptroller  of the  Currency  closed  all locations of Guaranty  National on March 12, 2004. With the  transaction,  Hancock acquired five locations with  approximately  $40.0 million in performing  loans and  approximately  $69.1 million in deposits from the  Federal  Deposit  Insurance  Corporation  (FDIC)  for a premium  of $13.6  million,  or 20 percent of acquired deposits.

     o   The  Company  completed  the sale of four  Louisiana  branches  to  Sabine  State  Bank on March 8,  2004, resulting  in a $2.3 million  pre-tax  gain.  Approximately  $19.7  million in loans and $42.9  million in deposits  were sold to Sabine State Bank in this  transaction.  Other items  affecting  the first  quarter results were a pre-tax charge of $1.3 million  related to several  deferred  compensation  contracts and a
         $250,000 charge related to an accrual for contingent legal liabilities.

     o   On March 18, 2004 the  Company  completed a  two-for-one  stock split in the form of a 100 percent  common stock dividend.  All share and per share  information  contained in this release has been adjusted to give effect to this stock split. In addition,  the Company  increased its regular  quarterly  common stock cash dividend by $0.01 per common share, or 9%, (adjusted for  aforementioned  split),  in the first quarter of
         2004.  Hancock's quarterly common dividend per share now stands at $0.125 per common share.

     o   On  February  4,  2004,  Hancock  completed  the  redemption/conversion  of all  $37.1  million  of the 8%
         Cumulative  Convertible  Preferred  Stock issued in partial  payment for the  acquisition of Lamar Capital
         Corporation in July, 2001.

         The Company's  annualized returns on average assets and average common  stockholders' equity for the first quarter of 2004 were 1.33 percent and 13.01  percent,  respectively,  compared with 1.37 percent and 14.08 percent,
respectively,   for  the  first  quarter  of  2003.  Annualized  returns  on  average  assets  and  average  common stockholders' equity for the fourth quarter of 2003 were 1.47 percent and 15.21 percent, respectively.

     As compared to the fourth  quarter of 2003,  net income for the first quarter of 2004 was $1.1  million,  or 7 percent,  lower.  First quarter of 2004 diluted earnings per share were $0.03, or 7 percent,  lower than the fourth quarter of 2003.  Other key performance trends for the first quarter of 2004 included:

     o   Net  interest  margin (te) was 4.41 percent in the current  quarter,  13 basis  points  narrower  than the prior  quarter,  but 7 basis points wider than the same quarter a year ago.  The  efficiency  ratio  increased
         622 basis points to 62.34 percent and was 501 basis points higher than the first quarter of 2003.

     o   Average loans grew $84 million,  or 4 percent,  over the previous quarter.  The loan/deposit  ratio was 70 percent for the current  quarter - unchanged  from the  previous  quarter,  but improved 781 basis points from the same quarter a year ago;  average loans grew $385 million,  or 18 percent,  compared to the same quarter a year ago.

     o   Average  deposits  grew $117  million,  or 3 percent,  over the previous  quarter and $175  million,  or 5 percent, over the same quarter a year ago.

     o   Non-performing  assets  ratio at March 31, 2004  improved 14 basis  points from  December 31, 2004 to 0.59 percent.  The ratio of net  charge-offs  to average  loans was 0.45 percent for the first  quarter of 2004, an improvement  of 16 basis  points from the  previous  quarter and 14 basis  points from the same quarter a year ago.

     o   Common stock repurchases totaled 51,754 shares in the first quarter of 2004

     In  commenting  on Hancock's  operating  results for the first  quarter of 2004,  George A.  Schloegel,  Chief
Executive  Officer,  stated,  "The Company's first quarter results reflect the dedication of all company associates to making  decisions that  positively  affect the long-term  value of your  investment in Hancock.  Examples of two important  strategic  decisions made this quarter include the Company's expansion into Florida and the sale of four branches  in the  Central  Louisiana  region.  While  both  decisions  have a  nominal  effect  on first  quarter's earnings, the long-term impact, we feel, will be very significant."

Net Interest Income

     Net interest  income (te) for the first quarter of 2004  increased  $2.3 million or 6 percent,  from the first quarter of 2003,  but was  $710,000,  or 2  percent,  lower than the fourth  quarter  of 2003.  The  Company's  net interest  margin (te) was 4.41  percent in the first  quarter of 2004, 7 basis points wider than the same quarter a year ago, but 13 basis points narrower than the previous quarter.

     Compared to the same  quarter a year ago,  the primary  driver of the $2.3  million  increase in net  interest income (te) was a $140 million,  or 4 percent,  increase in average  earning assets mainly from average loan growth of $385 million,  or 18 percent.  Average deposit growth of $175 million,  or 5 percent,  along with a net decrease in the securities  portfolio of $179 million, or 12 percent,  funded the Company's loan growth and related increase in earning  assets.  This  overall  improvement  in earning  asset mix enabled the Company to maintain  its loan to deposit  ratio at 70  percent in both the first  quarter  of 2004 and the prior  quarter.  In  addition,  loans now comprise 65 percent of the  Company's  earning  asset base,  as compared to 57 percent for the same  quarter a year ago.  The net  interest  margin (te)  widened 7 basis  points as the  reduction  in total  funding  costs (30 basis points)  more than  offset the  decline in the yield on loans,  securities  and  short-term  investments  (23 basis points).

     The lower level of net interest  income (te) (down  $710,000,  or 2 percent) and net interest margin (13 basis points) as compared to the  previous  quarter was  primarily  due to a 22 basis point  decline in total loan yield, partially  offset by a larger  earning  asset base  (average  earning  assets  were up $71  million  from the prior quarter).  Average  loans grew $84  million,  or 4 percent,  from the  previous  quarter  and were  funded  largely through  average  deposit  growth.  Average  deposits  were up $117 million,  or 3 percent,  from the prior quarter primarily due to a $119 million increase in interest-bearing  transaction  deposits.  The loan to deposit ratio for the first  quarter was  unchanged  at 70 percent in the current  quarter as compared to the previous  quarter.  The yield  on the  Company's  $1.3  billion  securities  portfolio  improved  6  basis  points  to  4.48  percent.  The portfolio's  effective  duration  remains a  relatively  short 2.40 at March 31,  2004,  a  decrease  from the 2.61 reported at December  31,  2003.  Finally,  the Company was able to reduce its overall  funding  costs by one basis point from the prior quarter, mostly through a 6 basis point reduction in the cost of interest-bearing deposits.

Non-Interest Income and Expense

     Non-interest  income  (excluding  the gain on sale of  branches  and  securities  transactions)  for the first quarter of 2004 was up $2.9  million,  or 17 percent,  compared to the same quarter a year ago and was up $574,000, or 3  percent,  compared  to the  fourth  quarter of 2003.  The  primary  factor  impacting  the  higher  levels of non-interest  income as compared to the prior  quarter,  as well as the same quarter a year ago, were higher levels of insurance fees mostly related to the December 31, 2003 purchase of Magna Insurance Company.

     Operating  expenses for the first quarter of 2004 were $6.3  million,  or 19 percent,  higher  compared to the same  quarter a year ago and were $3.7  million,  or 10 percent,  higher than the  previous  quarter.  The increase from the prior quarter was mainly due to higher  personnel  expense (up $3.7 million).  The increases from the same quarter a year ago were  reflected  in higher  personnel  expense  (up $2.7  million)  and higher  other  operating expense (up $2.9  million).  Comparisons  to prior  quarters  (both  previous  quarter and same quarter a year ago)
were impacted by the $1.3 million in increased  amortization  related to deferred  compensation  contracts that was previously  mentioned.  The  comparison  to the prior quarter was also  impacted by  approximately  $1.6 million of incentive compensation reversals effected in the fourth quarter of 2003.

     The Company's  efficiency  ratio  (expressed  as operating  expenses as a percent of total revenue (te) before gain on sale of branches,  securities  transactions and amortization of purchased  intangibles)  increased to 62.34 percent for the first  quarter of 2004.  This was  compared to 57.33  percent for the same  quarter a year ago, and
56.12 percent for the previous  quarter.  The Company's number of full service banking  facilities was increased by a net of 2  facilities  during the first  quarter of 2004 and stands at 103 as of March 31, 2004.  Five  facilities were added as a result of the aforementioned  Guaranty National Bank of Florida acquisition.  In addition,  Hancock leased an 11,800 square foot branch in Metairie,  La. (a suburb of New Orleans). As previously  mentioned,  Hancock sold four central  Louisiana  branches to Sabine State Bank in the first quarter of 2004.  The Company's  number of full-time equivalent employees was 1,717 at March 31, 2004, a reduction of 29 from one year ago.

Asset Quality

     Non-performing  assets as a percent of total loans and  foreclosed  assets was 0.59 percent at March 31, 2004, compared to 0.73 percent at December 31,  2003.  Non-performing  assets  decreased  $3.1 million from  December 31,
2003,  reflected  primarily  in  lower  levels  of  non-accrual  loans.  Compared  to the  first  quarter  of 2003, non-performing  assets as a percent of total  loans and  foreclosed  assets was down 22 basis  points from the 0.81 percent  reported at March 31, 2003.  The  composition  of the Company's  $14.9 million  non-performing  asset base continues  to  reflect  significant  granularity  with only 4 credits  or  properties  exceeding  $250,000  and 218 credit/properties  below  $250,000.  The Company's  ratio of accruing loans 90 days or more past due to total loans was 0.20  percent at March 31,  2004,  compared to 0.15  percent at December  31, 2003 and to 0.28 percent at March
31, 2003.

     The Company's allowance for loan losses increased  $750,000,  or 2 percent to $37.50 million at March 31, 2004 from $36.75  million at December 31, 2003 and was $2.76 million  higher than the $34.74  million  reported at March
31, 2003.  The ratio of the allowance  for loan losses as a percent of  period-end  loans was 1.49 percent at March
31, 2004,  compared to 1.50  percent at December  31, 2003 and 1.64 percent at March 31, 2003.  The increase in the allowance  for loan  losses  from March 31,  2003 was a function  of the $402  million of  period-end  loan  growth experienced  between  March 31, 2003 and March 31, 2004.  However,  the ratio of the  allowance  for loan losses to period-end  loans did decrease  from 1.64 percent at March 31, 2003 to 1.49 percent at March 31, 2004.  The reserve coverage ratio  (allowance for loan losses to  non-performers  and past dues) was 189 percent in first quarter 2004 as compared to 150 percent in first quarter 2003 and 170 percent in fourth quarter 2003.

     Annualized  net  charge-offs  as a percent of average  loans for the first  quarter of 2004 were 0.45 percent, compared to 0.61 percent for the fourth quarter of 2003. Net  charge-offs  decreased  $894,000,  or 16 basis points
(expressed as a percent of average  loans) from the fourth  quarter of 2003 and were  reflected  primarily in lower levels of  charge-offs  in consumer  loans and Finance  Company  loans.  Compared to the first quarter of 2003, net charge-offs  decreased  $234,000,  or 14 basis points (expressed as a percent of average loans).  The provision for loan losses in the first quarter of 2004 was $3.5 million,  or 127 percent of the quarter's net  charge-offs.  This compares to the $4.2 million  provision  for the fourth  quarter of 2003 and $3.0 million  provision  for the first quarter of 2003.  The ratio of provision  for loan losses to net  charge-offs  was 127 percent in the first quarter of 2004 compared to 114 percent in the fourth quarter of 2003 and 100 percent in the first quarter of 2003.

General

     Hancock  Holding  Company  subscribes  to the highest  standards of corporate  responsibility  with respect to legal,  moral, and regulatory  relationships  with  shareholders,  customers,  employees,  and communities  Hancock serves.  Accordingly,  these unwavering  business  principles support a corporate culture of ethical compliance and accountability  that ensures that  financial  statements  are prepared and audited in  accordance  with  accounting principles  generally  accepted in the United States of America (GAAP).  The Company's systems of internal controls and risk management processes are in place and fully functional.

     Hancock Holding  Company - parent company of Hancock Bank  (Mississippi),  Hancock Bank of Louisiana,  Hancock
Bank of Florida and Magna  Insurance  Company - has assets of $4.366  billion at March 31,  2004.  Founded in 1899,
Hancock  Bank stands  among the  strongest,  safest  five-star  financial  institutions  in America.  Hancock  Bank operates 103  full-service  offices and more than 140  automated  teller  machines  throughout  South  Mississippi,
Louisiana  and Florida as well as  subsidiaries  Hancock  Investment  Services,  Inc.,  Hancock  Insurance  Agency,
Hancock Mortgage Corporation and Harrison Finance Company.  Investors can access additional  corporate  information or online banking and bill pay services at www.hancockbank.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF 1995:  Congress passed the Private
Securities  Litigation Act of 1995 in an effort to encourage  corporations to provide  information about companies'
anticipated  future  financial  performance.  This act provides a safe harbor for such  disclosure,  which protects the companies  from  unwarranted  litigation if actual  results are different from  management  expectations.  This release  contains  forward-looking  statements  and reflects  management's  current  views and  estimates of future economic  circumstances,  industry conditions,  company performance,  and financial results.  These forward-looking statements  are subject to a number of factors and  uncertainties  which could cause the company's  actual  results and  experience  to  differ  from the  anticipated  results  and  expectations  expressed  in such  forward-looking statements.
                                                     - more -

Hancock Holding Company                                                                        - Add 4 -
Financial Highlights
(amounts in thousands, except per share data)
(unaudited)
                                                                                Three Months Ended
                                                                     3/31/2004      12/31/2003     3/31/2003
                                                                 ----------------------------------------------
Per Common Share Data*

Earnings per share:
    Basic                                                                $0.44           $0.48        $0.42
    Diluted                                                              $0.43           $0.46        $0.41
Cash dividends per share                                                $0.125          $0.115       $0.105
Book value per share (period end)                                       $13.75          $13.06       $12.72
Tangible book value per share (period end)                              $11.73          $11.19       $10.80
Weighted average number of shares:
    Basic                                                               32,048          30,510       30,884
    Diluted                                                             32,632          33,288       33,512
Period end number of shares                                             32,558          30,450       30,870
Market data:
    High closing price                                                  $32.00          $29.25       $23.47
    Low closing price                                                   $27.08          $24.68       $21.40
    Period end closing price                                            $30.96          $27.29       $21.53
    Trading volume                                                       2,745           2,963        2,843

Performance Ratios

Return on average assets                                                 1.33%           1.47%        1.37%
Return on average common equity                                         13.01%          15.21%       14.08%
Earning asset yield (TE)                                                 5.82%           5.96%        6.05%
Total cost of funds                                                      1.41%           1.42%        1.71%
Net interest margin (TE)                                                 4.41%           4.54%        4.34%
Non-interest expense as a percent of total revenue (TE)
    before amortization of purchased intangibles, gain on sale of
    branches and securities transactions                                62.34%          56.12%       57.33%
Average common equity as a percent of average total assets              10.24%           9.63%        9.73%
Leverage ratio                                                           8.97%           9.29%        9.05%
Tangible common equity to assets                                         8.87%           8.32%        8.14%
Net charge-offs as a percent of average loans                            0.45%           0.61%        0.59%
Allowance for loan losses as a percent of period end loans               1.49%           1.50%        1.64%
Allowance  for loan  losses to NPAs + accruing  loans 90 days past     188.51%         169.73%      149.63%
due
Provision for loan losses to net charge-offs                           126.92%         113.59%      100.00%
Loan/Deposit Ratio                                                      70.16%          70.10%       62.35%
Non-interest income, excluding gain on sale of branches and
    securities transactions, as a percent of total revenue (TE)         32.39%          31.40%       30.29%

* Note:  Share,  market data and per share data give effect to the 2-for-1 stock split  effective  March 8, 2004

Hancock Holding Company                                                                         - Add 5 -
Financial Highlights
(amounts in thousands, except per share data)
(unaudited)
                                                                                 Three Months Ended
                                                                     3/31/2004       12/31/2003       3/31/2003
                                                                 ----------------------------------------------
Asset Quality Information

Non-accrual loans                                                       $9,670          $12,161         $11,949
Foreclosed assets                                                       $5,212           $5,809          $5,230
Total non-performing assets                                            $14,882          $17,970         $17,179
Non-performing  assets as a percent  of loans and  foreclosed            0.59%            0.73%           0.81%
assets
Accruing Loans 90 days past due                                         $5,011           $3,682          $6,039
Accruing Loans 90 days past due as a percent of loans                    0.20%            0.15%           0.28%
Non-performing assets + accruing loans 90 days past due
  to loans and foreclosed assets                                         0.79%            0.88%           1.09%

Net charge-offs                                                         $2,786           $3,680          $3,020
Net charge-offs as a percent of average loans                            0.45%            0.61%           0.59%

Allowance for loan losses                                              $37,500          $36,750         $34,740
Allowance for loan losses as a percent of period end loans               1.49%            1.50%           1.64%
Allowance  for loan  losses to NPAs + accruing  loans 90 days          188.51%          169.73%         149.63%
past due

Provision for loan losses                                               $3,536           $4,180          $3,020
Provision for loan losses to net charge-offs                           126.92%          113.59%         100.00%

Reserve for Loan Losses

Beginning Balance                                                       36,750           36,250          34,740
Provision for loan loss                                                  3,536            4,180           3,020
Charge-offs                                                              5,695            5,446           4,771
Recoveries                                                               2,909            1,766           1,751
                                                                 ----------------------------------------------
Net charge-offs                                                          2,786            3,680           3,020
                                                                 ----------------------------------------------
Ending Balance                                                          37,500           36,750          34,740
                                                                 ----------------------------------------------

Net Charge-Off Information

Net charge-offs:
Commercial/real estate loans                                            $1,159             $599            $741
Mortgage loans                                                             (1)               74              35
Direct consumer loans                                                      637            1,583           1,251
Indirect consumer loans                                                    442              576             588
Finance company loans                                                      549              848             405
                                                                 ----------------------------------------------
Total net charge-offs                                                   $2,786           $3,680          $3,020

Average loans:
Commercial/real estate loans                                        $1,299,399       $1,237,715      $1,061,644
Mortgage loans                                                         367,320          361,715         294,611
Direct consumer loans                                                  487,452          491,340         498,822
Indirect consumer loans                                                268,311          248,817         190,648
Finance Company loans                                                   55,488           54,598          47,484
                                                                 ----------------------------------------------
Total average loans                                                 $2,477,971       $2,394,185      $2,093,209

Net charge-offs to average loans:
Commercial/real estate loans                                             0.36%            0.19%           0.28%
Mortgage loans                                                           0.00%            0.08%           0.05%
Direct consumer loans                                                    0.53%            1.28%           1.02%
Indirect consumer loans                                                  0.66%            0.92%           1.25%
Finance Company loans                                                    3.98%            6.16%           3.46%
                                                                 ----------------------------------------------
Total net charge-offs to average loans                                   0.45%            0.61%           0.59%

Hancock Holding Company                                                                         - Add 6 -
Financial Highlights
(amounts in thousands, except per share data)
(unaudited)
                                                                                  Three Months Ended
                                                                     3/31/2004       12/31/2003       3/31/2003
                                                                   --------------------------------------------
Income Statement

Interest income                                                        $53,842          $54,697         $53,616
Interest income (TE)                                                    55,696           56,464          55,479
Interest expense                                                        13,470           13,529          15,581
                                                                   --------------------------------------------
Net interest income (TE)                                                42,226           42,936          39,898
Provision for loan losses                                                3,536            4,180           3,020
Non-interest income excluding gain on sale of branches
  and securities transactions                                           20,231           19,657          17,339
Gain on sale of branches                                                 2,258                -               -
Securities transactions gain/(loss)                                        149              553             455
Non-interest expense                                                    39,262           35,568          32,991
                                                                   --------------------------------------------
Income before income taxes                                              20,212           21,630          19,818
Income tax expense                                                       6,068           6,382            6,156
                                                                   --------------------------------------------
Net income                                                              14,144           15,248          13,663
Preferred dividends                                                          -              663             663
                                                                   --------------------------------------------
Net income to common                                                   $14,144          $14,585         $13,000
                                                                  =============================================

Non-interest Income and Operating Expense

Service charges on deposit accounts                                    $10,230          $11,071         $10,155
Trust fees                                                               1,985            1,976           1,940
Credit card merchant discount fees                                         861              870             801
Insurance fees                                                           2,484              557             516
Investment & annuity fees                                                  693              874             931
ATM fees                                                                 1,128            1,016             966
Secondary mortgage market operations                                       385              582             640
Other income                                                             2,465            2,712           1,390
                                                                   --------------------------------------------
   Non-interest income excluding gain on sale
    of branches and securities transactions                             20,231           19,657          17,339
Gain on sale of branches                                                 2,258                0               0
Securities transactions gain/(losses)                                      149              553             455
                                                                   --------------------------------------------
  Total non-interest income including gain on
  sale of branches and securities transactions                          22,638           20,209          17,794
                                                                   --------------------------------------------

Personnel expense                                                       22,896           19,242          20,171
Occupancy expense (net)                                                  2,413            2,362           2,117
Equipment expense                                                        2,326            2,331           2,086
Other operating expense                                                 11,302           11,193           8,438
Amortization of intangibles                                                325              440             178
                                                                   --------------------------------------------
   Total non-interest expense                                           39,262           35,568          32,991
                                                                   --------------------------------------------

FTE Headcount                                                            1,717            1,734           1,746

Hancock Holding Company                                                                        - Add 7 -
Financial Highlights
(amounts in thousands, except per share data)
(unaudited)
                                                                               Three Months Ended
                                                                     3/31/2004      12/31/2003      3/31/2003
                                                                  -------------------------------------------
Period-end Balance Sheet

Commercial/real estate loans                                        $1,319,388      $1,279,925     $1,073,526
Mortgage loans                                                         388,447         362,274        314,048
Direct consumer loans                                                  483,019         491,925        495,388
Indirect consumer loans                                                275,810         258,803        190,719
Finance Company loans                                                   56,216          55,716         47,657
                                                                  -------------------------------------------
Total loans                                                          2,522,878       2,448,644      2,121,338
Securities                                                           1,349,504       1,278,049      1,661,626
Short-term investments                                                  78,185          11,288         40,371
                                                                  -------------------------------------------
Earning assets                                                       3,950,567       3,737,981      3,823,335
                                                                  -------------------------------------------
Reserve for loan losses                                               (37,500)        (36,750)        (34,740)
Other assets                                                           452,600         449,127        364,592
                                                                  -------------------------------------------
Total assets                                                        $4,365,666      $4,150,358     $4,153,186
                                                                 ============================================

Non-interest bearing deposits                                         $650,867        $636,745       $611,901
Interest bearing transaction deposits                                1,818,983       1,698,714      1,700,917
Time deposits                                                        1,160,823       1,112,388      1,146,078
                                                                  -------------------------------------------
Total interest bearing deposits                                      2,979,806       2,811,102      2,846,995
                                                                  -------------------------------------------
Total deposits                                                       3,630,673       3,447,847      3,458,895
Other borrowed funds                                                   214,859         210,158        226,931
Other liabilities                                                       72,566          57,472         37,526
Preferred stock                                                             36          37,067         37,069
Common shareholders' equity                                            447,533         397,814        392,765
                                                                  -------------------------------------------
Total liabilities, preferred stock & common equity                  $4,365,666      $4,150,358     $4,153,186
                                                                  ===========================================

Average Balance Sheet

Commercial/real estate loans                                        $1,299,399      $1,237,715     $1,061,644
Mortgage loans                                                         367,320         361,715        294,611
Direct consumer loans                                                  487,452         491,340        498,822
Indirect consumer loans                                                268,311         248,817        190,648
Finance Company loans                                                   55,488          54,598         47,484
                                                                  -------------------------------------------
Total loans                                                          2,477,971       2,394,185      2,093,209
Securities                                                           1,287,487       1,362,532      1,466,360
Short-term investments                                                  75,311          13,129        140,805
                                                                  -------------------------------------------
Earning assets                                                       3,840,769       3,769,847      3,700,374
                                                                  -------------------------------------------
Allowance for loan losses                                             (36,927)        (36,360)        (34,740)
Other assets                                                           467,781         393,672        379,632
                                                                  -------------------------------------------
Total assets                                                        $4,271,623      $4,127,158     $4,045,265
                                                                  ===========================================

Non-interest bearing deposits                                         $622,271        $618,544       $582,992
Interest bearing transaction deposits                                1,808,254       1,689,252      1,651,450
Time deposits                                                        1,101,385       1,107,491      1,122,536
                                                                  -------------------------------------------
Total interest bearing deposits                                      2,909,639       2,796,743      2,773,986
                                                                  -------------------------------------------
Total deposits                                                       3,531,911       3,415,287      3,356,978
Other borrowed funds                                                   229,352         237,737        223,895
Other liabilities                                                       64,080          39,456         33,726
Preferred stock                                                          9,009          37,068         37,069
Common shareholders' equity                                            437,272         397,610        393,597
                                                                  -------------------------------------------
Total liabilities, preferred stock & common equity                  $4,271,623      $4,127,158     $4,045,265
                                                                  ===========================================

Hancock Holding Company                                                                         - Add 8 -
Financial Highlights
(amounts in thousands, except per share data)
(unaudited)
                                                                                 Three Months Ended
                                                                     3/31/2004       12/31/2003           3/31/2003
                                                                   ------------------------------------------------
Average Balance Sheet Mix

Percentage of earning assets/funding sources:
Loans                                                                   64.52%           63.51%              56.57%
Securities                                                              33.52%           36.14%              39.63%
Short-term investments                                                   1.96%            0.35%               3.81%
                                                                   ------------------------------------------------
Earning assets                                                         100.00%          100.00%             100.00%
                                                                   ================================================

Non-interest bearing deposits                                           16.20%           16.41%              15.75%
Interest bearing transaction deposits                                   47.08%           44.81%              44.63%
Time deposits                                                           28.68%           29.38%              30.34%
                                                                   ------------------------------------------------
Total deposits                                                          91.96%           90.59%              90.72%
Other borrowed funds                                                     5.97%            6.31%               6.05%
Other net interest-free funding sources                                  2.07%            3.10%               3.23%
                                                                   ------------------------------------------------
Total funding sources                                                  100.00%          100.00%             100.00%
                                                                   ================================================

Loan mix:
Commercial/real estate loans                                            52.44%           51.70%              50.72%
Mortgage loans                                                          14.82%           15.11%              14.07%
Direct consumer loans                                                   19.67%           20.52%              23.83%
Indirect consumer loans                                                 10.83%           10.39%               9.11%
Finance Company loans                                                    2.24%            2.28%               2.27%
                                                                   ------------------------------------------------
Total loans                                                            100.00%          100.00%             100.00%
                                                                   ================================================

Average dollars (in thousands):
Loans                                                                2,477,971        2,394,185          $2,093,209
Securities                                                           1,287,487        1,362,532           1,466,360
Short-term investments                                                  75,311           13,129             140,805
                                                                   ------------------------------------------------
Earning assets                                                       3,840,769        3,769,847          $3,700,374

Non-interest bearing deposits                                         $622,271         $618,544            $582,992
Interest bearing transaction deposits                                1,808,254        1,689,252           1,651,450
Time deposits                                                        1,101,385        1,107,491           1,122,536
                                                                   ------------------------------------------------
Total deposits                                                       3,531,911        3,415,287           3,356,978
Other borrowed funds                                                   229,352          237,737             223,895
Other net interest-free funding sources                                 79,506          116,823             119,501
                                                                   ------------------------------------------------
Total funding sources                                               $3,840,769       $3,769,847          $3,700,374

Loans:
Commercial/real estate loans                                        $1,299,399       $1,237,715          $1,061,644
Mortgage loans                                                         367,320          361,715             294,611
Direct consumer loans                                                  487,452          491,340             498,822
Indirect consumer loans                                                268,311          248,817             190,648
Finance Company loans                                                   55,488           54,598              47,484
                                                                   ------------------------------------------------
Total average loans                                                 $2,477,971       $2,394,185          $2,093,209

Hancock Holding Company                                                                                   - Add 9 -
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

                                                                          Three Months Ended
                               ----------------------------------------------------------------------------------------------------
                                              03/31/04                        12/31/03                         03/31/03
                               --------------------------------- --------------------------------   -------------------------------
                                 Interest      Volume     Rate    Interest     Volume       Rate    Interest     Volume       Rate
                               --------------------------------- --------------------------------   -------------------------------
Average Earning Assets
Commercial  &  real  estate
  loans (TE)                     $17,925     $1,299,399    5.55%   $17,582    $1,237,715     5.64%   $16,188    $1,061,644    6.18%
Mortgage loans                     5,196        367,320    5.66%     5,296       361,715     5.86%     4,723       294,611    6.41%
Consumer loans                    15,816        811,252    7.84%    16,081       794,756     8.03%    15,691       736,954    8.64%
Loan fees & late charges           2,163              -    0.00%     2,439             -     0.00%     2,381             -    0.00%
                               ----------------------------------------------------------------------------------------------------
  Total loans (TE)                41,100      2,477,971    6.66%    41,397     2,394,185     6.88%    38,983     2,093,209    7.54%

US treasury securities                48         10,118    1.93%        59        10,389     2.26%       412        50,265    3.33%
US agency securities               3,783        371,647    4.07%     4,085       427,156     3.83%     5,706       522,735    4.37%
CMOs                               3,038        319,916    3.80%     3,264       326,049     4.00%     4,419       544,997    3.24%
Mortgage backed securities         3,900        367,585    4.24%     4,009       380,907     4.21%     1,474       109,890    5.37%
Municipals (TE)                    3,286        183,969    7.14%     3,314       192,226     6.90%     3,740       206,975    7.23%
Other securities                     367         34,252    4.29%       309        25,804     4.79%       336        31,498    4.27%
                               ----------------------------------------------------------------------------------------------------
  Total securities (TE)           14,422      1,287,487    4.48%    15,041     1,362,532     4.42%    16,087     1,466,360    4.39%

Fed funds sold                       153         64,192      0.96%      18         7,422     0.98%       330       113,667    1.18%
Cds with banks                         8          5,626      0.54%       7         5,708     0.51%        13         5,204    1.04%
Other short-term investments          13          5,493      0.97%       -             -     0.00%        65        21,935    1.21%
                               ----------------------------------------------------------------------------------------------------
  Total short-term investments       174         75,311      0.93%      26        13,129     0.78%       408       140,805    1.18%

  Average   earning  assets      $55,696     $3,840,769      5.82% $56,464    $3,769,847     5.96%   $55,479    $3,700,374    6.05%
    yield (TE)

Interest-Bearing Liabilities
Interest-bearing transaction      $3,838      $1,808,254     0.85%  $3,847    $1,689,252     0.90%    $5,118    $1,651,450    1.26%
   deposits
Time deposits                      8,602       1,101,385     3.14%   8,709     1,107,491     3.12%     9,499     1,122,536    3.43%
                               ----------------------------------------------------------------------------------------------------
   Total interest bearing         12,440       2,909,639     1.72%  12,556     2,796,743     1.78%    14,618     2,773,986    2.14%
      deposits

Customer repos                       338         169,830     0.80%     343       174,525     0.78%       369       171,072    0.87%
Other borrowings                     692          59,522     4.68%     630        63,212     3.95%       594        52,823    4.56%
                               ----------------------------------------------------------------------------------------------------
  Total borrowings                 1,030         229,352     1.81%     972       237,737     1.62%       963       223,895    1.74%

  Total interest bearing liab    $13,470      $3,138,992     1.73% $13,529    $3,034,480     1.77%   $15,581    $2,997,881    2.11%
    cost

Noninterest-bearing deposits                     622,271                         618,544                           582,992
Other net interest-free funding                   79,506                         116,823                           119,501
   sources

Total Cost of Funds              $13,470      $3,840,769     1.41% $13,529    $3,769,847     1.42%   $15,581    $3,700,374    1.71%

Net Interest Spread (TE)         $42,226                     4.09% $42,936                   4.19%   $39,898                  3.94%

Net Interest Margin (TE)         $42,226      $3,840,769     4.41% $42,936    $3,769,847     4.54%   $39,898    $3,700,374    4.34%

Hancock Holding Company                                                                                            - Add 10 -
Quarterly Financial Data
(amounts in thousands, except per share data)
(unaudited)
                                                       2002                                   2003                       2004
                                          ----------------------------- ------------------------------------------   -----------
                                             2Q         3Q        4Q         1Q         2Q          3Q         4Q         1Q
                                          ----------------------------- ------------------------------------------   -----------
Per Common Share Data*

Earnings per share:
    Basic                                   $0.38      $0.40     $0.42      $0.42       $0.38      $0.42      $0.48      $0.44
    Diluted                                 $0.37      $0.39     $0.41      $0.41       $0.37      $0.41      $0.46      $0.43
Cash dividends per share                    $0.10      $0.10     $0.10     $0.105      $0.105     $0.115     $0.115     $0.125
Book value per share (period end)          $12.33     $12.58    $12.55     $12.72      $12.92     $12.81     $13.06     $13.75
Tangible book value per share (period end) $10.56     $10.77    $10.72     $10.80      $11.02     $10.92     $11.19     $11.73
Weighted average number of shares:
    Basic                                  31,738     31,418    30,974     30,884      30,840     30,624     30,510     32,048
    Diluted                                34,312     34,094    33,644     33,512      33,484     33,298     33,288     32,632
Period end number of shares                31,596     31,034    30,886     30,870      30,778     30,522     30,450     32,558
Market data:
    High closing price                     $22.57     $24.87    $25.19     $23.47      $24.63     $25.85     $29.25     $32.00
    Low closing price                      $17.59     $19.67    $21.00     $21.40      $21.00     $23.01     $24.68     $27.08
    Period end closing price               $22.46     $23.49    $22.33     $21.53      $23.38     $24.68     $27.29     $30.96
    Trading volume
                                            4,492      7,380     4,705      2,843       2,573      3,032      2,963      2,745

Performance Ratios

Return on average assets                    1.30%      1.36%     1.39%      1.37%       1.20%      1.31%      1.47%      1.33%
Return on average common equity            13.04%     13.30%    13.87%     14.08%      12.42%     13.79%     15.21%     13.01%
Earning asset yield (TE)                    6.73%      6.77%     6.50%      6.05%       5.95%      5.99%      5.96%      5.82%
Total cost of funds                         2.06%      1.97%     1.86%      1.71%       1.58%      1.46%      1.42%      1.41%
Net interest margin (TE)                    4.66%      4.80%     4.65%      4.34%       4.37%      4.54%      4.54%      4.41%
Non-interest expense as a percent
 of total revenue (TE) before amortization
 of purchased intangibles, gain on sale
 of   branches   and   securities
 transactions                              57.34%     57.97%    57.97%     57.33%      60.09%     57.90%     56.12%     62.34%
Average common equity as
   a percent of average total assets        9.97%     10.24%    10.05%      9.73%       9.68%      9.49%      9.63%     10.24%
Leverage ratio                              9.35%      9.30%     9.19%      9.05%       9.00%      9.10%      9.29%      8.97%
Tangible common equity to assets            8.73%      8.53%     8.45%      8.14%       8.31%      8.15%      8.32%      8.87%
Net charge-offs as a
   percent of average loans                 0.88%      0.51%     0.63%      0.59%       0.64%      0.52%      0.61%      0.45%
Allowance for loan losses as
   a percent of period end loans            1.65%      1.65%     1.65%      1.64%       1.57%      1.54%      1.50%      1.49%
Allowance for loan losses to
   NPAs + loans 90 days past due          122.93%    134.42%   143.48%    149.63%     138.95%    147.27%    169.73%    188.51%
Provision   for  loan   losses  to  net   116.21%    141.23%   143.64%    100.00%     114.43%    133.92%    113.59%    126.92%
charge-offs
Loan/Deposit Ratio                         59.78%     62.47%    64.06%     62.35%      63.38%     66.78%     70.10%     70.16%
Non-interest income, excluding gain on
  sale of branches and securities
  transactions, as a percent of
  total revenue (TE)                       29.66%     29.29%    31.27%     30.29%      29.09%     30.70%     31.40%     32.39%

*  Note: Share, market data and per share data give effect to the 2-for-1 stock split effective March 8, 2004

Hancock Holding Company                                                                               - Add 11 -
Quarterly Financial Data
(amounts in thousands, except per share data)
(unaudited)
                                                      2002                                  2003                        2004
                                          -----------------------------   ------------------------------------------   ---------
                                            2Q         3Q        4Q         1Q         2Q          3Q         4Q         1Q
                                          -----------------------------   ------------------------------------------   ---------
Asset Quality Information

Non-accrual loans                         $12,210    $12,373    $11,870    $11,949     $16,860    $13,988    $12,161     $9,670
Foreclosed assets                          $7,335     $7,178     $5,936     $5,230      $5,685     $6,187     $5,809     $5,212
Total non-performing assets               $19,545    $19,551    $17,806    $17,179     $22,545    $20,175    $17,970    $14,882
Non-performing assets as a percent of
  loans and foreclosed assets               1.00%      0.96%      0.84%      0.81%       1.00%      0.86%      0.73%      0.59%

Accruing Loans 90 days past due            $6,702     $5,234     $6,407     $6,039      $2,817     $4,439     $3,682     $5,011
Accruing Loans 90 days past due as
   a percent of loans                       0.34%      0.26%      0.30%      0.28%       0.13%      0.19%      0.15%      0.20%
Non-performing assets + accruing loans
   90 days past due to loans and
   foreclosed assets                        1.34%      1.22%      1.15%      1.09%       1.12%      1.05%      0.88%      0.79%

Net charge-offs                            $4,198     $2,547     $3,266     $3,020      $3,466     $2,978     $3,680     $2,786
Net charge-offs as
   a percent of average loans               0.88%      0.51%      0.63%      0.59%       0.64%      0.52%      0.61%      0.45%

Allowance for loan losses                 $32,265    $33,315    $34,740    $34,740     $35,240    $36,250    $36,750    $37,500
Allowance for loan losses as a
   percent of period end loans              1.65%      1.65%      1.65%      1.64%       1.57%      1.54%      1.50%      1.49%
Allowance for loan losses to NPAs +
   accruing loans 90 days past due        122.93%    134.42%    143.48%    149.63%     138.95%    147.27%    169.73%    188.51%

Provision for loan losses                  $4,879     $3,597     $4,691     $3,020      $3,966     $3,988     $4,180     $3,536
Provision   for  loan   losses  to  net
   charge-offs                            116.21%    141.23%    143.64%    100.00%     114.43%    133.92%    113.59%    126.92%

Net Charge-Off Information

Net charge-offs:
Commercial/real estate loans               $2,111       $256       $920       $741      $1,605       $880       $599     $1,159
Mortgage loans                                  -          1         32         35           4          -         74        (1)
Direct consumer loans                       1,167      1,420      1,370      1,251       1,094      1,094      1,583        637
Indirect consumer loans                       462        405        428        588         334        637        576        442
Finance company loans                         458        465        516        405         429        367        848        549
                                       ----------------------------------------------------------------------------------------
Total net charge-offs                      $4,198     $2,547     $3,266     $3,020      $3,466     $2,978     $3,680     $2,786

Average loans:
Commercial/real estate loans             $972,234 $1,004,067 $1,044,411 $1,061,644  $1,100,310 $1,159,338 $1,237,715 $1,299,399
Mortgage loans                            230,653    252,350    279,397    294,611     331,930    367,134    361,715    367,320
Direct consumer loans                     501,761    501,673    500,241    498,822     492,484    484,736    491,340    487,452
Indirect consumer loans                   172,605    183,652    187,303    190,648     198,917    225,199    248,817    268,311
Finance Company loans                      39,949     43,983     46,107     47,484      49,164     52,509     54,598     55,488
                                       ----------------------------------------------------------------------------------------
Total average loans                    $1,917,200 $1,985,726 $2,057,459 $2,093,209  $2,172,805 $2,288,917 $2,394,185 $2,477,971

Net charge-offs to average loans:
Commercial/real estate loans                0.87%      0.10%      0.35%      0.28%       0.59%      0.30%      0.19%      0.36%
Mortgage loans                              0.00%      0.00%      0.05%      0.05%       0.00%      0.00%      0.08%      0.00%
Direct consumer loans                       0.93%      1.12%      1.09%      1.02%       0.89%      0.90%      1.28%      0.53%
Indirect consumer loans                     1.07%      0.87%      0.91%      1.25%       0.67%      1.12%      0.92%      0.66%
Finance Company loans                       4.60%      4.19%      4.44%      3.46%       3.50%      2.77%      6.16%      3.98%
                                       ----------------------------------------------------------------------------------------
Total net charge-offs to average loans      0.88%      0.51%      0.63%      0.59%       0.64%      0.52%      0.61%      0.45%

Hancock Holding Company                                                                                            - Add 12 -
Quarterly Financial Data
(amounts in thousands, except per share data)
(unaudited)
                                                      2002                                  2003                        2004
                                          -----------------------------   ------------------------------------------   --------
                                             2Q        3Q        4Q         1Q         2Q          3Q         4Q         1Q
                                          -----------------------------   ------------------------------------------   --------
Income Statement

Interest income                           $58,071    $58,403   $56,702    $53,616     $54,627    $55,208    $54,697    $53,842
Interest income (TE)                       59,931     60,260    58,557     55,479      56,400     56,975     56,464     55,696
Interest expense                           18,373     17,597    16,762     15,581      14,963     13,889     13,529     13,470
                                        --------------------------------------------------------------------------------------
Net interest income (TE)                   41,558     42,663    41,795     39,898      41,438     43,087     42,936     42,226
Provision for loan losses                   4,879      3,597     4,691      3,020       3,966      3,988      4,180      3,536
Non-interest income excluding gain on
  sale  of  branches   and   securities
  transactions                             17,519     17,669    19,012     17,339      17,004     19,091     19,657     20,231
Gain on sale of branches                        -          -         -          -           -          -          -      2,258
Securities transactions gain/(loss)           (0)          5       (1)        455         659          0        553        149
Non-interest expense                       34,063     35,163    35,438     32,991      35,297     36,352     35,568     39,262
Income before income taxes                 18,275     19,721    18,822     19,818      18,063     20,071     21,630     20,212
Income tax expense                          5,694      6,430     5,072      6,156       5,681      6,409      6,382      6,068
                                        --------------------------------------------------------------------------------------
Net income                                 12,581     13,291    13,750     13,663      12,382     13,662     15,248     14,144
Preferred dividends                           663        663       663        663         663        663        663          -
                                        --------------------------------------------------------------------------------------
Net income to common                      $11,918    $12,627   $13,086    $13,000     $11,719    $12,998    $14,585    $14,144
                                        ======================================================================================

Non-interest Income
  and Operating Expense
Service charges on deposit accounts       $10,568    $11,080   $11,151    $10,155     $10,202    $11,117    $11,071    $10,230
Trust fees                                  1,828      1,785     1,903      1,940       2,032      1,776      1,976      1,985
Credit card merchant discount fees            887        792       851        801       1,091        882        870        861
Insurance fees                                589        650       559        516         836        841        557      2,484
Investment & annuity fees                   1,234        855       855        931         840        970        874        693
ATM fees                                      969      1,003       938        966         990      1,021      1,016      1,128
Secondary mortgage market operations          539        416       775        640       (203)        710        582        385
Other income                                  904      1,088     1,979      1,390       1,216      1,774      2,712      2,465
                                        --------------------------------------------------------------------------------------
   Non-interest  income  excluding gain
     on sale of branches and securities
     transactions                          17,519     17,669    19,012     17,339      17,004     19,091     19,657     20,231
Gain on sale of branches                        0          0         0          0           0          0          0      2,258
Securities transactions gain/(losses)           0          5       (1)        455         659          0        553        149
                                        --------------------------------------------------------------------------------------
  Total non-interest income including
  gain on sale of branches and securities
  transactions                             17,519     17,674    19,011     17,794      17,663     19,091     20,209     22,638
                                        --------------------------------------------------------------------------------------
Personnel expense                          19,995     19,510    18,728     20,171      20,705     21,290     19,242     22,896
Occupancy expense (net)                     2,075      2,220     2,204      2,117       2,294      2,512      2,362      2,413
Equipment expense                           2,171      2,260     2,483      2,086       2,221      2,459      2,331      2,326
Other operating expense                     9,633     10,985    11,835      8,438       9,899      9,738     11,193     11,302
Amortization of intangibles                   188        188       188        178         178        352        440        325
                                        --------------------------------------------------------------------------------------
   Total non-interest expense              34,062     35,163    35,438     32,991      35,297     36,352     35,568     39,262
                                        --------------------------------------------------------------------------------------
FTE Headcount                               1,769      1,773     1,790      1,746       1,789      1,751      1,734      1,717